SMITH BARNEY MASSACHUSETTS MUNICIPAL FUND, INC.

Sub-Item 77E

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
JUNE 2, 2005 filed on JUNE 2, 2005.
(Accession No. 0001193125-05-119196)